Seasons Series Trust
Series 9
Global Bond Portfolio
Q. 14 - Screen #8 - Affiliated Broker/Dealer Supplement

Name:Securitizadora Interamericana S.A. (Chile)
File:8-000000
Name:The Variable Annuity Life Insurance Company
File:8-000000
Name:USI Securities
File:8-000000